UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2013

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2013, the Board of Directors (the “Board”) of Southwest Gas Corporation (the “Company”) named each of John P. Hester (previously the Company’s Senior Vice President/Regulatory Affairs & Energy Resources) and William N. Moody (previously the Company’s Senior Vice President/Staff Operations & Technology) as Executive Vice President.  In addition to their previous responsibilities, Mr. Hester assumes responsibility over corporate administrative functions, and Mr. Moody assumes oversight of the Company’s natural gas distribution operations.  Mr. Hester and Mr. Moody continue to report to Jeffrey W. Shaw, the Company’s President and Chief Executive Officer.

On November 15, 2013, the Board approved a new form of change in control agreement for its officers (the “Form Change in Control Agreement”).  Except for the length of duration, the material terms and conditions of the Form Change in Control Agreement are the same as those in the Company’s prior form of change in control agreement, as such terms and conditions were previously described in the Company’s Proxy Statement for its 2013 Annual Meeting of Shareholders.  The Company’s former change in control agreement provided for a fixed term of three (3) years.  The new Form Change in Control Agreement provides for a term that commences upon execution of the agreement and terminates twelve (12) months following written notice from the Company to the officer of the termination of the agreement.  Pursuant to the terms of the Form Change in Control Agreement, any notice of termination of the agreement will be deemed null and void if, prior to the proposed termination date, an event that was expected to result in a change in control (as defined in the Form Change in Control Agreement) of the Company occurs.  The Company will amend and restate each of the existing change in control agreements with its officers to conform to the terms and conditions of the Form Change in Control Agreement, as described above.

The description of the Form Change in Control Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Form Change in Control Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

On November 14, 2013, the Board of Directors of NPL Construction Co. (“NPL”), the Company’s wholly owned pipeline construction subsidiary, determined to extend the tenure of James P. Kane as NPL’s President and Chief Executive Officer until at least December 31, 2014.  Accordingly, the duration of Mr. Kane’s Employment Agreement (the “Employment Agreement”) with NPL will be extended to December 31, 2014.  Pursuant to the terms of the Employment Agreement, Mr. Kane is entitled to receive an annual base salary of $551,250 and is eligible for an annual bonus based on the achievement of certain performance objectives, targets and criteria.  The amount of any bonus shall be calculated as a percentage of Mr. Kane’s base salary (with a target rate of 130% of base salary and a maximum rate of 170% of base salary).  NPL will provide Mr. Kane with a vehicle and he will be eligible to participate in certain benefit programs offered by NPL to its executives, including personal time off, paid holidays, medical benefits and participation in NPL’s qualified 401(k) retirement plan.  If Mr. Kane’s employment is terminated by NPL other than for cause or if he resigns for good reason (within the meanings given to such terms in the Employment Agreement), Mr. Kane will be entitled to receive, subject to continued compliance with the restrictive covenants contained in the Employment Agreement, continued base salary and bonus compensation through the remaining term of the Employment Agreement.  Mr. Kane will be subject to non-competition and non-solicitation restrictions for a period of six months following any termination of his employment.

Item 9.01       Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Form of Change in Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: November 20, 2013
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Change in Control Agreement.